Exhibit 99.1

FOR IMMEDIATE RELEASE

October 5, 2022

Columbia Banking System Announces Regular Cash Dividend of $0.30 and Provides

Third Quarter 2022 Earnings Release and Conference Call Date

TACOMA, Washington - Columbia Banking System, Inc. (“Columbia” NASDAQ: COLB) announced today that a quarterly cash dividend of $0.30 per common share will be paid on October 28, 2022 to shareholders of record as of the close of business on October 17, 2022.

Additionally, Columbia expects to report third quarter 2022 financial results before the market opens on Thursday, October 20, 2022. Management will discuss these results on a conference call scheduled for Thursday, October 20, 2022 at 11:00 a.m. Pacific Time (2:00 p.m. ET).

Interested parties may register for the call here to receive dial-in details and their own unique PINs or join the webcast here. It is recommended you join 10 minutes prior to the start time.

A replay of the webcast will be accessible beginning Friday, October 21, 2022 here.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. (NASDAQ: COLB) is the holding company of Columbia Bank, a Washington state-chartered full-service commercial bank with locations throughout Washington, Oregon, Idaho and California. The bank has been named one of Puget Sound Business Journal’s “Washington’s Best Workplaces,” more than 10 times. Columbia was named on the Forbes 2022 list of “America’s Best Banks” marking nearly 11 consecutive years on the publication’s list of top financial institutions. More information about Columbia can be found on its website at www.columbiabank.com.

Investor Relations Contact:

InvestorRelations@columbiabank.com

253-471-4065

Note Regarding Forward Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as “may,” “expected,” “anticipate”, “continue,” or other comparable words. In addition, all statements other than statements of historical facts that address activities that Columbia expects or anticipates will or may occur in the future are forward-looking statements. Readers are encouraged to read the SEC reports of Columbia, particularly its form 10-K for the Fiscal Year ended December 31, 2021, for meaningful cautionary language discussing why actual results may vary materially from those anticipated by management.

###